UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2009
PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50879 (Commission File Number)	94-3391368 (IRS Employer Identification No.)

1355 Sansome Street, San Francisco CA (Address of principal executive offices)	94111 (Zip Code)
Registrant’s telephone number, including area code (415) 834-6500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On March 9, 2009, PlanetOut Inc. (“PlanetOut” or the “Company”) received a notice from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market stating that based on PlanetOut’s Annual Report on Form 10-K for the year ended December 31, 2008, the Nasdaq staff had concluded that PlanetOut’s stockholders’ equity was less than the $10 million minimum required for continued inclusion on The Nasdaq Global Market under Marketplace Rule 4450(a)(3) (the “Rule”).
     The notice further states that PlanetOut will be provided with 15 days, through March 24, 2009, within which to provide the Nasdaq staff with a definitive plan to regain compliance with the Rule. If the Nasdaq staff accepts PlanetOut’s plan, the staff may grant PlanetOut an exception of up to 105 calendar days within which to regain compliance pursuant to its plan. If the Nasdaq staff does not accept PlanetOut’s plan, PlanetOut will have the opportunity to appeal that decision to a Listings Qualification Panel. The notice also states that rather than submitting a plan to regain compliance, PlanetOut may instead apply to transfer its securities to The Nasdaq Capital Market if PlanetOut satisfies inclusion requirements for that market and submits its transfer application no later than March 24, 2009.
     PlanetOut currently intends to submit an application to transfer its securities to The Nasdaq Capital Market.
     A press release announcing the receipt of the above notice, as required by Marketplace Rule 4803(a), is attached hereto as Exhibit 99.1.
Item 9.01 Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 13, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PlanetOut Inc.
Date: March 13, 2009	By:	/s/ Daniel E. Steimle
Daniel E. Steimle
Chief Executive Officer and Chief Financial Officer